UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  June 27, 2012

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	NextEra Energy, Inc. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)
On June 27, 2012, the Board of Directors (Board) of NextEra Energy, Inc. (NEE) approved, effective on July 1, 2012, an increase in the size of the Board from twelve members to thirteen members and the appointment of James L. Robo, who on that date became NEE's Chief Executive Officer, to fill the newly created directorship.  Under NEE's Corporate Governance Principles & Guidelines, NEE's Chief Executive Officer serves as a member of the Board.  Mr. Robo has served as NEE's President and Chief Operating Officer since December 15, 2006.  He previously served as President of NEE's subsidiary, NextEra Energy Resources, LLC, since July 2002 and as Vice President, Corporate Development and Strategy of NEE since March 2002.  Before joining NEE, Mr. Robo served in several executive positions of increasing responsibility with subsidiaries of General Electric Company.  Mr. Robo will continue his service as President of NEE while serving as Chief Executive Officer.  Mr. Robo was not appointed to serve on any Board committees and at the time of his appointment was not expected to be named to any such committees.  As an officer of NEE, Mr. Robo will receive no compensation for his Board service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NextEra Energy, Inc.
(Registrant)

Date:  July 2, 2012

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel

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